Bear Stearns Alt-A Trust
Mortgage Pass-Through Certificates, Series 2006-7, Group II
Computational Materials

___________________________________________________________________________________________________________________________________

New Issue Marketing Materials

$ 684,363,000 (approximate)
Bear Stearns Alt-A Trust
Mortgage Pass-Through Certificates, Series 2006-7 Group II

Structured Asset Mortgage Investments II Inc.
Depositor

Wells Fargo Bank, National Association
Master Servicer

Bear, Stearns & Co. Inc.
Lead Underwriter

All Statistical Information is based upon information as of October 1, 2006

October 31, 2006

                               STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration  statement  (including a prospectus)  with the SEC for the offering to which this free writing  prospectus  relates.  Before you invest,  you should read the  prospectus  in the registration  statement  and  other  documents  the  depositor  has filed  with the SEC for more  complete information  about the depositor,  the issuer and this offering.  You may get these  documents for free by visiting EDGAR on the SEC website at  www.sec.gov.  Alternatively,  the depositor,  any underwriter or any dealer  participating  in the offering will arrange to send you the  prospectus  you request it by calling toll free 1-866-803-9204.

This free  writing  prospectus  does not  contain all  information  that is required to be included in the
base      prospectus      and      the      prospectus       supplement.       Please      click      here
http://www.bearstearns.com/prospectus/sami        or       visit       the       following        website:
www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The  Information in this free writing  prospectus  supersedes  information  contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of non-delivery.

                           SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The  information  contained in the attached  materials (the  "Information")  may include  various forms of performance  analysis,  security  characteristics  and  securities  pricing  estimates for the  securities described  therein.  Should  you receive Information that refers to the "Statement  Regarding  Assumptions and Other  Information",  please refer to this statement  instead.  The Information is illustrative and is not  intended  to predict  actual  results  which may differ  substantially  from those  reflected  in the
Information.   Performance  analysis is based on certain  assumptions with respect to significant  factors
that may prove not to be as  assumed.   Performance  results  are based on  mathematical  models  that use inputs to  calculate  results.  As with all models,  results may vary  significantly,  depending  upon the
value  given  to the  inputs.   Inputs  to  these  models  include  but are  not  limited  to:  prepayment expectations  (econometric  prepayment  models,  single  expected  lifetime  prepayments  or a  vector  of
periodic  prepayments),   interest  rate  assumptions  (parallel  and  nonparallel  changes for  different maturity  instruments),  collateral  assumptions  (actual  pool level data,  aggregated  pool level data, reported factors or imputed factors),  volatility  assumptions  (historically observed or implied current)
and reported  information  (paydown factors,  rate resets,  remittance  reports and trustee  statements).
Models used in any analysis may be  proprietary,  the results  therefore,  may be difficult  for any third
party to reproduce.   Contact your  registered  representative  for detailed  explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural  characteristics  of the security,  including call events and cash flow priorities at all prepayment  speeds and/or interest rates.  You should consider whether  the  behavior  of these  securities  should be tested  using  assumptions  different  from  those
included in the  Information.   The  assumptions  underlying  the  Information,  including  structure  and
collateral,  may be  modified  from time to time to reflect  changed  facts and  circumstances.   Offering
Documents  contain data that is current as of their  publication dates and after publication may no longer
be  accurate,  complete or current.   Contact  your  registered  representative  for  Offering  Documents, current Information  or additional  materials,  including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

 Any pricing  estimates  Bear Stearns has supplied at your  request (a)  represent  our view,  at the time determined,  of the investment  value of the securities  between the estimated bid  and offer levels,  the spread between which may be significant due to market  volatility or illiquidity,  (b) do not constitute a bid by Bear  Stearns or any other  person for any  security,  (c) may not  constitute  prices at which the securities  could have been  purchased or sold in any market at any time,  (d) have not been  confirmed by actual  trades,  may vary from the value Bear  Stearns  assigns or may be  assigned  to any such  security while in its  inventory,  and may not take into account the size of a position  you have in the  security, and (e) may have been  derived  from matrix  pricing  that uses data  relating to other  securities  whose prices are more  readily  ascertainable  to produce a  hypothetical  price  based on the  estimated  yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

                                          $710,633,000 (approx)
                                         Bear Stearns Alt-A Trust
                        Mortgage Pass-Through Certificates, Series 2006-7 Group II
                                        Hybrid ARM Mortgage Loans
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
                                                  Credit                                  Prin
               Certificate                     Enhancement     Interest        WAL       Window       Collateral        Certificate
   Class        Size (1)      S&P/Mdy/Fitch      %age (2)      Rate Type      (yrs)      (mos.)          Type              Type
---------------------------------------------------------------------------------------------------------------------------------------
                                                         Offered Certificates
---------------------------------------------------------------------------------------------------------------------------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
  II-1A-1     $141,971,000     AAA/Aaa/AAA        14.50%        WAC (3)       2.49        1-60          5-Yr.        Group II-1 Super
                                                                                                        Hybrid            Senior
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
  II-1A-2      $12,039,000     AAA/Aa1/AAA        7.25%         WAC (3)       2.49        1-60          5-Yr.        Group II-1 Senior
                                                                                                        Hybrid            Support
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
  II-1X-1     Notional (4)     AAA/Aaa/AAA         N/A         Fixed (4)       N/A         N/A          5-Yr.        Group II-1 Senior
                                                                                                        Hybrid         Interest Only
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
 II-2A-1A     $210,000,000     AAA/Aaa/AAA        14.50%        WAC (5)       2.85        1-84          7-Yr.        Group II-2 Super
                                                                                                        Hybrid            Senior
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
 II-2A-1B     $190,919,000     AAA/Aaa/AAA        14.50%        WAC (5)       2.85        1-84          7-Yr.        Group II-2 Super
                                                                                                        Hybrid         Senior / Exch
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
  II-2A-2      $36,355,000     AAA/Aa1/AAA        7.25%         WAC (5)       2.85        1-84          7-Yr.        Group II-2 Senior
                                                                                                        Hybrid            Support
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
  II-2X-1     Notional (8)     AAA/Aaa/AAA         N/A         Fixed (6)       N/A         N/A          7-Yr.        Group II-2 Senior
                                                                                                        Hybrid         Interest Only
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
                                                                                                                     Group II-2 Senior
  II-2X-2     Notional (8)     AAA/Aaa/AAA         N/A         Fixed (6)       N/A         N/A          7-Yr.         Interest Only /
                                                                                                        Hybrid             Exch
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
                                                                                                                     Group II-2 Senior
  II-2X-3     Notional (8)     AAA/Aaa/AAA         N/A         Fixed (6)       N/A         N/A          7-Yr.         Interest Only /
                                                                                                        Hybrid             Exch
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
                                                                                                                     Group II-2 Senior
  II-2X-4     Notional (8)     AAA/Aaa/AAA         N/A         Fixed (6)       N/A         N/A          7-Yr.         Interest Only /
                                                                                                        Hybrid             Exch
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
                                                                                                                     Group II-2 Senior
  II-2X-5     Notional (8)     AAA/Aaa/AAA         N/A         Fixed (6)       N/A         N/A          7-Yr.         Interest Only /
                                                                                                        Hybrid             Exch
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
  II-3A-1      $50,549,000     AAA/Aaa/AAA        14.50%        WAC (7)       3.09        1-120         10-Yr.       Group II-3 Super
                                                                                                        Hybrid            Senior
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
  II-3A-2      $4,286,000      AAA/Aa1/AAA        7.25%         WAC (7)       3.09        1-120         10-Yr.       Group II-3 Senior
                                                                                                        Hybrid            Support
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
                                                                                                                        Group II-3
  II-3X-1     Notional (11)    AAA/Aaa/AAA         N/A         Fixed (8)       N/A         N/A          10-Yr.        Senior Interest
                                                                                                        Hybrid             Only
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
  II-B-1       $27,069,000       NR/NR/AA         3.35%         WAC (9)       4.97        1-120    Total Portfolio   Group II Crossed
                                                                                                                        Subordinate
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
                                                                                                                     Group II Crossed
  II-BX-1     Notional (12)      NR/NR/AA          N/A        Fixed (11)       N/A        1-120    Total Portfolio     Interest Only
                                                                                                                        Subordinate
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
  II-B-2       $7,635,000        NR/NR/A          2.25%         WAC (9)       4.97        1-120    Total Portfolio   Group II Crossed
                                                                                                                        Subordinate
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
  II-B-3       $5,899,000       NR/NR/BBB         1.40%         WAC (9)       4.97        1-120    Total Portfolio   Group II Crossed
                                                                                                                        Subordinate
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
---------------------------------------------------------------------------------------------------------------------------------------
                                                       Non-Offered Certificates
---------------------------------------------------------------------------------------------------------------------------------------
  II-B-4       $3,818,000        NR/NR/BB         0.85%         WAC (9)       6.12        1-480    Total Portfolio   Group II Crossed
                                                                                                                        Subordinate
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
  II-B-5       $3,123,000        NR/NR/B          0.40%0        WAC (9)       6.12        1-480    Total Portfolio   Group II Crossed
                                                                                                                        Subordinate
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------
  II-B-6       $2,778,539        NR/NR/NR         0.00%         WAC (9)       6.12        1-480    Total Portfolio   Group II Crossed
                                                                                                                        Subordinate
------------ ---------------- --------------- --------------- ------------ ------------ ---------- ----------------- ------------------

(1)  Certain classes of Certificates are exchangeable certificates as further described herein.

(2)  Senior Certificates are subject to a variance of +/- 10%. In the case of the Subordinate
     Certificates, the certificate sizes are subject to any variance required to maintain the ratings as described above.

(3)  Up to and including the distribution date in August 2011, the Class II-1A-1 and Class II-1A-2
     Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II-1 Mortgage Loans minus approximately 0.745%.  The
     Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately
     5.600%.  After the distribution date in August 2011, the Class II-1A-1 Certificates and Class
     II-1A-2 Certificates will bear interest at a variable rate equal to the weighted average of the Net
     Rates of the Group II-1 Mortgage Loans.

(4)  Up to and including the distribution date in August 2011, the Class II-1X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.745% based on a notional balance equal to the aggregate current principal balance of the Class II-1A-1 Certificates and Class
     II-1A-2 Certificates. After the distribution date in August 2011, the Class II-1X Certificates will not bear any interest.

(5)  Up to and including the distribution date in August 2013, the Class II-2A-1A and Class II-2A-2
     Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II-2 Mortgage Loans minus approximately 0.690%.  The
     Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately
     6.000%. After the distribution date in August 2013, the Class II-2A-1A and Class II-2A-2
     Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II-2 Mortgage Loans.

(6)  Up to and including the distribution date in August 2013, the Class II-2A-1B Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II-2 Mortgage Loans minus approximately 0.890%.  The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 5.800%.  After the distribution date in August 2013, the Class II-2A-1B Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II-2 Mortgage Loans.

(7)  Up to and including the distribution date in August 2013, the Class II-2X-1 Certificates will bear interest at a fixed pass-through rate equal to 0.690% based on a notional balance equal to the aggregate current principal balance of the Class II-2A-1A and II-2A-2 Certificates. After the
     distribution date in August 2013, the Class II-2X Certificates will not bear any interest.

(8)  Up to and including the distribution date in August 2013, the Class II-2X-2, Class II-2X-3, Class
     II-2X-4 and Class II-2X-5 Certificates will bear interest at a fixed pass-through rate equal to
     0.490%, 0.200%, 0.100%, and 0.100%, respectively, based on a notional balance equal to the current principal balance of the Class II-2A-1B Certificates. After the distribution date in August 2013, the Class II-2X-2, Class II-2X-3, Class II-2X-4 and Class II-2X-5 Certificates will not bear any interest.

(9)  Up to and including the distribution date in August 2016, the Class II-3A-1 and Class II-3A-2
     Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II-3 Mortgage Loans minus approximately 0.540%.  The
     Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately
     6.000%. After the distribution date in August 2016, the Class II-3A-1 and Class II-3A-2
     Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II-3 Mortgage Loans.

(10) Up to and including the distribution date in August 2016, the Class II-3X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.540% based on a notional balance equal to the aggregate current principal balance of the Class II-3A-1 and Class II-3A-2
     Certificates. After the distribution date in August 2016, the Class II-3X-1 Certificates will not bear any interest.

(11) Up to and including the distribution date in August 2011, the Class II-B-1 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans in each Mortgage Loan Sub-Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Sub-Group, the aggregate current principal balance of the related class of Senior Certificates (other than the senior interest only certificates) minus an amount equal to approximately 0.345%.  After the distribution date in August 2011, up to and including the distribution date in August 2013, the
     Class II-B-1 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans in each Mortgage Loan
     Sub-Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Sub-Group, the aggregate current principal balance of the related class of
     Senior Certificates (other than the senior interest only certificates) minus an amount equal to approximately 0.345% multiplied by a fraction, whose numerator is the sum for each of Sub-Group
     II-2 and Sub-Group II-3 of the excess of the aggregate stated principal balance of such sub-group over the aggregate certificate principal balance of the related senior certificates and whose denominator is the excess of the aggregate stated principal balance of the Group II mortgage loans over the aggregate certificate principal balance of the related senior certificates. After the distribution date in August 2013, up to and including the distribution date in August 2016, the
     Class II-B-1 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans in each Mortgage Loan
     Sub-Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Sub-Group, the aggregate current principal balance of the related class of
     Senior Certificates (other than the senior interest only certificates) minus an amount equal to approximately 0.345% multiplied by a fraction, whose numerator is the excess of the aggregate stated principal balance of sub-group II-3 over the aggregate certificate principal balance of the related senior certificates and whose denominator is the excess of the aggregate stated principal balance of the Group II mortgage loans over the aggregate certificate principal balance of the related senior certificates. After the distribution date in August 2016, the Class II-B-1
     Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans in each Mortgage Loan Sub-Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan
     Sub-Group, the aggregate current principal balance of the related class of Senior Certificates
     (other than the senior interest only certificates).  The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be 6.250%.

(12) Up to and including the distribution date in August 2011, the Class II-BX-1 Certificates will bear interest at an amount equal approximately 0.345%.  After the distribution date in August 2011, up to and including the distribution date in August 2016, the Class II-BX-1 Certificates will bear interest at an amount equal to approximately 0.345% multiplied by a fraction, whose numerator is the sum for each of Sub-Group II-2 and Sub-Group II-3 of the excess of the aggregate stated
     principal balance of such sub-group over the aggregate certificate principal balance of the related senior certificates and whose denominator is the excess of the aggregate stated principal balance of the Group II mortgage loans over the aggregate certificate principal balance of the related senior certificates.  After the distribution date in August 2013, up to an including the distribution date in August 2016, the Class II-BX-1 Certificates will bear interest at  an amount equal to approximately 0.345% multiplied by a fraction, whose numerator is the excess of the aggregate stated principal balance of sub-group II-3 over the aggregate certificate principal balance of the related senior certificates and whose denominator is the excess of the aggregate stated principal balance of the Group II mortgage loans over the aggregate certificate principal balance of the related senior certificates.  After the distribution date in August 2016, the Class
     II-BX-1 will not bear any interest.  The Pass-Through Rate with respect to the first Interest
     Accrual Period is expected to be 0.345%.

(13) The Class II-B Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans in each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each
     Mortgage Loan Group, the aggregate Current Principal Balance of the related Class of Senior
     Certificates (other than the senior interest only certificates).  The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 6.595%.

Description of the Collateral:
The  Mortgage Loans are indexed to the conventional, adjustable rate Six-Month LIBOR , One-Year LIBOR and One-Year CMT indexed mortgage loans with initial rate adjustments occurring either five, seven or ten years after the date of origination ("Hybrid Arms").  The Mortgage Loans are secured by first liens on one- to four-family residential properties.  Approximately 89.74% (by principal balance) of the mortgage pool allow for payments of interest only for terms of 3, 5, 7 or 10 years. After such interest only period, such mortgage loans will fully amortize over its remaining term. The remaining approximately 10.26% of the mortgage loans fully amortize over their original term (generally
30-years).  Below is a further summary of the collateral characteristics of the Mortgage Loans by each mortgage loan group and the total pool (expected, as of October 1, 2006):

     >>  The mortgage loans have penalties for full or partial prepayments in the percentages in the immediately following table and further detailed in the attached Collateral Tables. The prepayment penalties are generally soft, therefore borrowers will not be required to pay the penalty if house is sold.  On hard prepay penalties the Servicer cannot waive the prepayment penalty, unless enforcement would violate applicable state laws.

-------------- --------- -------- ----------- --------- ---------- ----------
    Group         No        6        7 Months    24     36 Months  60 Months
                PrePay   Months       to 12    Months
                         or Less    Months
-------------- --------- -------- ----------- --------- ---------- ----------
-------------- --------- -------- ----------- --------- ---------- ----------
 Group II-1     86.09%    1.89%     2.37%      0.00%      9.64%      0.00%
-------------- --------- -------- ----------- --------- ---------- ----------
 Group II-2     74.37%    0.19%     16.17%     0.08%      6.67%      2.52%
-------------- --------- -------- ----------- --------- ---------- ----------
 Group II-3     80.71%    3.86%     3.56%      0.57%      7.36%      3.94%
-------------- --------- -------- ----------- --------- ---------- ----------
    Total       77.71%    0.91%     11.79%     0.10%      7.44%      2.04%
-------------- --------- -------- ----------- --------- ---------- ----------

     >>  Approximately 24.39% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac).
     >>  The three states with the largest concentration are California (34.16%), Florida (18.95%) and
         Georgia (12.15%).
     >>  The non-zero weighted average FICO score is 715.
     >>  The weighted average LTV is 76.84%. The weighted average CLTV including subordinate financing at the time of origination is 83.76%.

------------------------ ---------- --------- --------- ------- --------- --------- --------- --------- --------- -------
                           % of      Gross      Net      WAM     Gross      Net     Initial    Period     Max     Mos
          MLG              Pool       WAC       WAC     (mos.)   Margin    Margin     Cap       Cap       Rate    to
                                                                                                                   Roll
------------------------ ---------- --------- --------- ------- --------- --------- --------- --------- --------- -------
------------------------ ---------- --------- --------- ------- --------- --------- --------- --------- --------- -------
  II-1 – 5 yr. Hybrid     23.92%     6.75%     6.35%     358     2.30%     1.90%     5.21%     1.79%     12.34%     58
------------------------ ---------- --------- --------- ------- --------- --------- --------- --------- --------- -------
------------------------ ---------- --------- --------- ------- --------- --------- --------- --------- --------- -------
  II-2 – 7 yr. Hybrid     67.56%     7.01%     6.69%     359     2.26%     1.94%     5.09%     1.96%     12.29%     82
------------------------ ---------- --------- --------- ------- --------- --------- --------- --------- --------- -------
------------------------ ---------- --------- --------- ------- --------- --------- --------- --------- --------- -------
 II-3 – 10 yr. Hybrid      8.52%     6.93%     6.54%     359     2.27%     1.88%     5.10%     1.88%     12.49%    118
------------------------ ---------- --------- --------- ------- --------- --------- --------- --------- --------- -------
------------------------ ---------- --------- --------- ------- --------- --------- --------- --------- --------- -------
        Totals:           100.00%    6.94%     6.60%     359     2.27%     1.92%     5.12%     1.91%     12.32%     80
------------------------ ---------- --------- --------- ------- --------- --------- --------- --------- --------- -------

NOTE: the information related to the mortgage loans described herein reflects information as of the
October 1, 2006.  It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to 10%.
Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is
subject to an increase or decrease of up to 10% from amounts shown on the front cover hereof.

Summary of Terms:

Depositor:                          Structured Asset Mortgage Investments II Inc.

Seller:                             EMC Mortgage Corporation.

                                    The  servicers  of the  mortgage  loans  are  Countrywide  (approximately  51.32%  ),
Underlying Servicer                 HomeBanc  (approximately  28.96%), EMC Mortgage Corporation  (approximately  12.67%),
                                    HSBC  Mortgage   (approximately  3.87%)  and  3  other  servicers  each  under  2.00%.

                                    The originators of the mortgage loans are Countrywide (approximately 51.32%),
Originator:                         Homebanc (approximately 28.96%), EMC Mortgage Corporation (approximately 14.51%), and 4 other originators each under 2.00% . The underwriting guidelines will be more fully described in the prospectus supplement.

Master Servicer/ Paying Agent:      Wells Fargo Bank, National Association

Trustee                             Citibank, N.A.

Underwriter:                        Bear, Stearns & Co. Inc.

Cut-off Date:                       October 1, 2006.

Closing Date:                       October 31, 2006

Rating Agency:                      The Senior Certificates will be rated by Standard & Poor's ("S&P"), Moody's
                                    Investors Service ("Moody's") and Fitch Ratings, ("Fitch").  The Subordinate
                                    Certificates will be rated by Fitch.

Legal Structure:                    The Trust will be established as one or more REMIC's for federal income tax purposes.

Optional Clean-Up Call:             The Depositor, or its designee, may purchase all the loans in the trust after the scheduled principal balance of the mortgage loans remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the mortgage loans as of the Cut-off Date, thereby causing termination and early retirement of the certificates.

Distribution Date:                  25th day of each month (or if such 25th day is not a business day, the next succeeding), commencing in November, 2006.

Last Scheduled Distribution Date:   December 25, 2046.

Offered Certificates:               The Class II-1A-1, Class II-1A-2, Class II-1X-1, Class II-2A-1A, ,Class II-2A-1B,
                                    Class II-2A-2, Class II-2X-1, Class II-2X-2, Class II-2X-3, Class II-2X-4, Class
                                    II-2X-5 Class II-3A-1, Class II-3A-2,Class II-3X-1, Class II-B-1, Class II-BX-1,
                                    Class II-B-2 and Class II-B-3 Certificates.
Non-Offered Certificates:           The Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.
Exchangeable Certificates:          Any of the Class II-2A-1B, Class II-2X-2, Class II-2X-3, Class II-2X-4 and Class
                                    II-2X-5 Certificates.
Exchanged Certificates:             Any Exchangeable Certificates which have been exchanged pursuant to the terms of the
                                    Pooling and Servicing Agreement.

Remittance Type:                    Scheduled/Scheduled.

Registration:                       The Offered Certificates will be available in book-entry form through DTC,
                                    Clearstream and Euroclear.

ERISA Considerations:               The Offered Certificates are expected to be eligible for purchase by ERISA plans.  A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Certificates to a transaction prohibited or not otherwise permissible under ERISA.

SMMEA Eligibility:                  The Offered Certificates, other than the Class B-2 and Class B-3 Certificates are expected to constitute "mortgage related securities" for purposes of SMMEA.

Denominations:                      The Offered Certificates are issuable in minimum denominations of an original amount of $25,000 and multiples of $1 in excess thereof.

Record Date:                        With respect to all of the Certificates, and any Distribution Date, the last day of the prior calendar month.

Delay Days:                         With respect to all of the Certificates, 24 days.

Interest Accrual Period:            The Interest Accrual Period on the Certificates, and any Distribution Date is the
                                    one-month period preceding the month in which such distribution date occurs prior to such Distribution Date. Distributions of interest on the Certificates will be based on a 360-day year and a 30 day month.

                                    With respect to the Mortgage Loans serviced by EMC Mortgage Corporation, the
Prepayment Period:                  Prepayment Period with respect to any Distribution Date is the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs; and with respect to all other Mortgage Loans, the calendar month immediately proceeding the month in which such Distribution Date occurs.

Compensating Interest:              On each Distribution Date, the Servicers are required to pay Compensating Interest up to the amount of the related Servicing Fee to cover prepayment interest shortfalls due to partial and/or full prepayments on the mortgage loans that occurred during the Prepayment Period.
                                    The Servicers are obligated to advance delinquent mortgagor payments through the
Advancing Obligation:               date of liquidation of an REO property to the extent deemed recoverable.

Prepayment Assumption:              A 100% prepayment assumption assumes that the outstanding principal balance of the
                                    Mortgage Loans prepays at a constant prepayment rate ("CPR") of 25% in every month of the life of such pool.

Servicing Fee:                      With respect to each mortgage loan, a fee that accrues at the related Servicing Fee
                                    Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month. The Weighted Average Servicing Fee Rate for the pool of mortgage loans is 0.379% per annum.
Underwriting Standards:             The mortgage loans were underwritten to the guidelines of the Originators as more fully described in the prospectus supplement.
Credit Enhancement:                 Credit Enhancement for the Certificates will be provided by a senior/subordinate shifting interest structure. The Subordinate Certificates provide credit support for the Senior Certificates and other Subordinate Certificates with a lower class designation.

Cash-Flow Description:           Distributions on the Certificates will be made on the 25th day of each month (or the next business day). Distributions on the Senior Certificates will generally be made from the Available Funds of the related Loan Group.  Distributions on the Class II-B
                                 Certificates will be made from Available Funds of all four Loan Groups.  "Available
                                 Funds" for any distribution date and with respect to each Loan Group will be an amount that generally includes (1) all previously undistributed principal and interest portions of scheduled payments, principal prepayments and the principal and interest portions of net liquidation proceeds, (2) any monthly advances and compensating interest payments made by the Master Servicer or Servicers for such distribution date in respect of the Mortgage Loans in the related Loan Group, (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments and
                                 (4) under limited circumstances, certain prepayments allocated from the Available Funds of another Loan Group, net of (x) fees payable to, and amounts reimbursable to, the
                                 Master Servicer, the Servicers, the Securities Administrator, the Trustee and the
                                 Custodian and (y) investment earnings on amounts on deposit in the master servicer collection account and the distribution account.  Available Funds for each Loan Group will be distributed according to the following priority:

                                 Available Funds:

                                 Group II-1 Available Funds
                                      1)  Payments of interest to the holders of the Class II-1A-1,  Class II-1A-2 and
                                          Class II-1X-1 Certificates based on the interest due and payable, at a rate equal to their respective Pass-Through Rates (as described on page 2 hereof); and
                                      2)  Payments of principal to the holders of the Class II-1A-1 and Class II-1A-2
                                          Certificates based on their respective Current Principal Amounts, in an amount equal to the Senior Optimal Principal Amount for Mortgage Loan Group II-1.

                                 Group II-2 Available Funds
                                      1)  Payments of interest to the holders of the Class II-2A-1A, Class II-2A-1B, Class
                                          II-2A-2, Class II-2X-1, Class II-2X-2, Class II-2X-3, Class II-2X-4 and Class
                                          II-2X-5 Certificates based on the interest due and payable, at a rate equal to their respective Pass-Through Rates (as described on page 2 hereof); and
                                      2)  Payments of principal to the holders of the Class II-2A-1A, Class II-2A-1B and
                                          Class II-2A-2 Certificates based on their respective Current Principal Amounts, in an amount equal to the Senior Optimal Principal Amount for Mortgage Loan
                                          Group II-2.

                                 Group II-3 Available Funds
                                      1)  Payments of interest to the holders of the Class II-3A-1, Class II-3A-2 and
                                          Class II-3X-1 Certificates based on the interest due and payable, at a rate equal to their respective Pass-Through Rates (as described on page 2 hereof); and
                                      2)  Payments of principal to the holders of the Class II-3A-1 and Class II-3A-2
                                          Certificates based on their respective Current Principal Amounts, in an amount equal to the Senior Optimal Principal Amount for Mortgage Loan Group II-3.

                                 Class II-B Certificates Available Funds
                                      1)  Payment of interest sequentially to the Class II-B Certificates, the interest due and payable for such distribution date;
                                      2)  Payment of interest remaining undistributed from previous distribution dates sequentially to the Class II-B Certificates; and
                                      3)  Such class's allocable share for such distribution date.

Shifting Interest:

                                 The Senior Certificates will be entitled to receive 100% of the prepayments on the Mortgage  Loans up to and including October 2013. The Senior Prepayment Percentage can be  reduced to the Senior
                                 Percentage plus 70%, 60%, 40%, 20% and 0% of the Subordinate  Percentage over the next five years provided that (i) the principal balance of the Mortgage  Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the  Current Principal Amount of the Subordinate Certificates does not exceed 50% and (ii)  cumulative realized losses for the Mortgage Loans do not exceed 30%, 35%, 40%,
                                 45% or  50% of the aggregate original subordinate principal balance for each test date.

                                 Notwithstanding the foregoing, if after 3 years the current Subordinate Percentage is equal to two times the initial Subordinate Percentage and (i) the principal balance of the Mortgage Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal Amount of the Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the Mortgage Loans do not exceed a)
                                 on or prior to October 2009, 20% or b) after October 2009, 30%, then prepayments will be allocated among all certificates on a pro rata basis.

                                 If doubling occurs prior to the third anniversary and the above delinquency and loss tests are met, then 50% of the subordinate prepayment percentage can be allocated to the subordinate classes.

Allocation of Losses:            Realized Losses on the Mortgage Loans will be allocated to the most junior class of
                                 Certificates outstanding beginning with the Class II-B-6 Certificates, until the
                                 Certificate Principal Balance of each Subordinate Class has been reduced to zero.

                                 Thereafter, Realized Losses on the Group II-1 Mortgage Loans will be allocated first to the Class II-1A-2 Certificates until reduced to zero and then to the Class II-1A-1
                                 Certificates, Realized Losses on the Group II-2 Mortgage Loans will be allocated first to the Class II-2A-2 Certificates until zero and then to the Class II-2A-1A and Class
                                 II-2A-1B Certificates, pro rata, and Realized Losses on the Group II-3 Mortgage Loans will be allocated first to the Class II-3A-2 Certificates until reduced to zero and then to the Class II-3A-1 Certificates.

Exchangeable Certificates:       All or a portion of the offered certificates (the "Exchangeable Certificates") included in Loan Group II may be exchanged for a proportionate interest in certain other related offered certificates (the "Exchanged Certificates"), in the combination shown in
                                 Exhibit A.  All or a portion of the Exchanged Certificates may also be exchanged for the related Exchangeable Certificates in the same manner.  The classes of Exchanged
                                 Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal amounts and notional amounts of these classes, will depend upon any related distributions of principal or reductions in notional amounts, as well as any exchanges that occur. Exchanged Certificates or Exchangeable
                                 Certificates in any combination may be exchanged only in the proportion that the original principal amounts or notional amounts of such certificates bear to one another as shown in Exhibit A. Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the Exchanged Certificates in the related group of combined certificates, referred to herein as a Combination Group, and will receive a proportionate share of the distributions on those certificates.

Static Pool  Information:        Information concerning the sponsor's prior residential mortgage loan securitization involving prime or alternative-a mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.bearstearns.com/transactions/sami_ii/balta2006-7/index.html
                                 On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control such as housing prices and market interest rates.
                                 Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

                                                Exhibit A

                                                Group II-2

The  principal  amount  of each  Exchanged  Class is  equal  to the  principal  amount  of Class  II-2A-1B
Certificates.  The Class  II-2A-1B  Certificates  may be exchanged  with the various  combinations  of the
Class  II-2X-2,  Class  II-2X-3,  Class  II-2X-4  and Class  II-2X-5  Certificates  (the "Group II-2 Strip
Certificates")  set forth below.  The notional amount of any Group II-2 Strip  Certificate  exchanged must equal the current  principal  amount of the Class  II-2A-1B  Certificate  with which it is exchanged.  The pass-through  rate of the  Exchanged  Class will equal the sum of the  pass-through  rates of the  related
Exchangeable Classes.

                  Exchangeable Classes                      Exchanged Classes      Pass-Through Rate
                   II-2A-1B, II-2X-4                              I-AE-1               WAC-0.79%
                   II-2A-1B, II-2X-3                              I-AE-2               WAC-0.69%
               II-2A-1B, II-2X-3, II-2X-4                         I-AE-3               WAC-0.59%
          II-2A-1B, II-2X-3, II-2X-4, II-2X-5                     I-AE-4               WAC-0.49%
      II-2A-1B, II-2X-2, II-2X-3, II-2X-4, II-2X-5                I-AE-5                  WAC

                               Contact Information

MBS Trading

Paul Van Lingen                                      Tel: (212) 272-4976
Senior Managing Director                             pvanlingen@bear.com

Mark Michael                                         Tel: (212) 272-5451
Managing Director                                    mmichael@bear.com

MBS Structuring

Derek Schaible                                       Tel: (212) 272-1319
Vice President                                       dschaible@bear.com

MBS Banking

Jeff Maggard                                         Tel: (212) 272-9457
Managing Director                                    jmaggard@bear.com

Deirdre Burke                                        Tel: (212) 272-7646
Vice President                                       dburke@bear.com

Michael Neary                                        Tel: (212) 272-9874
Analyst                                              mneary@bear.com

Syndicate

Carol Fuller                                         Tel: (212) 272-4955
Senior Managing Director                             cfuller@bear.com

Angela Ward                                          Tel: (212) 272-4955
Associate Director                                   adward@bear.com

Rating Agencies

Brian Weller - S&P                                   Tel: (212) 438-1934
                                                     Brian_weller@standardandpoors.com

Jefferson Ganoza - Moody's                           Tel: (212) 553-4631
                                                     Jefferson.ganoza@moodys.com

Marilyn Perez - Fitch                                Tel: (212) 908-0387
                                                     Marilyn.perez@fitchratings.com

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212)272-4976                             October 31, 2006
This information should be considered only after reading the Bear Stearns' Statement Regarding
Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement from your sales representative.  All amounts are approximate and subject to change.